UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders of Eloxx Pharmaceuticals, Inc. (the “Company”) was held on May 19, 2021.

(b) Stockholders voted on the matters set forth below:

Proposal 1. Election of Directors:

	For	Withheld	Broker Non-Votes
Tomer Kariv	19,259,075	937,323	5,837,608
Sumit Aggarwal	20,095,235	101,163	5,837,608
Zafrira Avnur, Ph.D.	19,259,792	936,606	5,837,608
Ran Nussbaum	18,926,489	1,269,909	5,837,608
Rajesh Parekh, DPhil	20,136,166	60,232	5,837,608
Steven Rubin	17,365,649	2,830,749	5,837,608
Jasbir Seehra, Ph.D.	20,091,721	104,677	5,837,608
Gadi Veinrib	20,093,317	103,081	5,837,608
Alan Walts, Ph.D.	19,901,777	294,621	5,837,608

Proposal 2. Ratification of Appointment Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021:

For	25,998,455
Against	9,022
Abstain	26,529
Broker Non-Votes	5,837,608

Proposal 3. Advisory Vote on Executive Compensation:

For	20,065,552
Against	98,341
Abstain	32,505
Broker Non-Votes	5,837,608

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: May 19, 2021	By:	/s/ Neil S. Belloff
Neil S. Belloff
Chief Operating Officer, General Counsel
and Corporate Secretary